UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013 (September 18, 2013)

AmREIT, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35609	20-8857707
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

8 Greenway Plaza, Suite 1000, Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

(713) 850-1400
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

          The disclosure under Items 2.01 and 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

          On September 18, 2013, AmREIT, Inc. (the “Company”), through its wholly-owned subsidiary, AmREIT Realty Investment Corporation, a Texas limited partnership, completed the acquisition of the Woodlake Square shopping center (“Woodlake Square”) from VIF II/AmREIT Woodlake, LP, a Texas limited partnership, for a purchase price of $41.6 million. Woodlake Square is a grocery-anchored shopping center located in Houston, Texas. The retail shopping center contains approximately 161,000 square feet of gross leasable area, had an occupancy of 88.6% as of August 31, 2013 and major tenants include Randalls, Walgreens and Jos. A. Bank. Average household incomes within a one-mile radius of Woodlake Square are $72,183, and there are 83,551 households within a three-mile radius of the property.

          Prior to the closing of the acquisition, the Company managed and held a one percent ownership interest in Woodlake Square through a joint venture with AEW Capital, which owned a 90% interest in the joint venture, AmREIT Monthly Income and Growth Fund III, L.P. (“MIG III”), which owned a 3% interest in the joint venture and AmREIT Monthly Income and Growth Fund IV, L.P. (“MIG IV”), which owned a 6% interest in the joint venture. Both MIG III and MIG IV are affiliates of the Company. The purchase price was negotiated on an arms length basis between the Company and AEW Capital; AEW Capital, MIG III and MIG IV received 90%, 3% and 6% of the purchase price, respectively, based upon their ownership interests in the joint venture described above. The Company funded the purchase price with cash on hand of approximately $15.5 million, application of escrow deposits of approximately $2.6 million, accrued mortgage financing secured by the property of approximately $23.0 million and assumption of approximately $500,000 in liabilities and prorations (primarily property taxes).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

          On September 18, 2013, in connection with the Woodlake Square acquisition, the Company, through AmREIT Woodlake Square, LP (the “Borrower”), entered into a secured $23.0 million mortgage agreement (the “Loan Agreement”) with PNC Bank, National Association (the “Lender”) as the lender (the “Loan”). The Loan was used by the Company to fund a portion of the purchase price of the Woodlake Square acquisition. The Loan is evidenced by a promissory note issued by the Borrower and payable to the order of the Lender (the “Note”).

          The Note matures on October 1, 2023, bears interest at a rate of 4.30% per annum (the “Interest Rate”) with an accrual period beginning on and including the first day of the calendar month preceding each payment date through and including the last day of the calendar month preceding each payment date. If there is an event of default, the Note will bear interest at a rate of 5% above the Interest Rate (the “Default Rate”) and interest at the Default Rate will be added to the debt and will itself accrue interest at the same rate as the Loan. After September 16, 2013, the Borrower may voluntarily prepay the Loan in full but not in part subject to certain conditions. Unless the prepayment is made on April 1, 2023 or any date through October 1, 2023, the Borrower must pay a premium equal to the greater of (i) one percent or one half of one percent, depending on the time period, of the outstanding principal balance of the Loan or (ii) the amount equal to the present value of the remaining scheduled payments of principal and interest on the loan less the principal portion of the Loan that was prepaid.

          The Loan is secured by a first-priority lien on Woodlake Square and an assignment of the leases and rents. The Company has provided a customary non-recourse carve-out guaranty and environmental indemnity. The Loan Agreement contains customary representations and warranties, affirmative covenants and events of default, including defaults in the payment of principal or interest and defaults in compliance with the covenants contained in the documents evidencing the Loan.

          A copy of the Loan Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the agreement filed with this Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

          On September 24, 2013, the Company issued a press release announcing the acquisition of Woodlake Square. A copy of the press release is furnished as Exhibit 99.1 hereto.

          The information being furnished pursuant to Item 7.01 shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

	Independent Auditor’s Report.	1

	Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and the years ended December 31, 2012 and 2011	3

	Notes to the Historical Summary of Gross Income and Direct Operating Expenses for the six months ended June 30, 2013 (unaudited) and the years ended December 31, 2012 and 2011	4

(b)	Pro Forma Financial Information

	Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2013.	8

	Notes to Unaudited Pro Forma Consolidated Balance Sheet.	9

	Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2013.	10

	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2012.	11

	Notes to Unaudited Pro Forma Consolidated Statements of Operations.	12

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan Agreement dated as of September 18, 2013 by and between AmREIT Woodlake Square, LP and PNC Bank, National Association

23.1	Consent of KPMG, LLP

99.1	Press Release dated September 24, 2013 of the Company

Independent Auditors’ Report

The Board of Directors
AmREIT, Inc.:

Report on the Historical Summary

We have audited the accompanying historical summary of gross Income and direct operating expenses (Historical Summary) of Woodlake Square (the Property) for the years ended December 31, 2012 and 2011, and the related notes.

Management’s Responsibility for the Historical Summary

Management is responsible for the presentation of the Historical Summary in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the historical summary that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the historical summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the historical summary. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the historical summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the historical summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the historical summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 2 of Woodlake Square for each of the years in the two-year period ended December 31, 2012, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purpose of complying with Rule 8-06 of the Securities and Exchange Commission Regulation S-X (for inclusion in the filing of 8-K of AmREIT, Inc.) and are not intended to be a complete presentation of the Property’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

Houston, Texas
September 24, 2013

Woodlake Square
Historical Summary of Gross Income
and Direct Operating Expenses
For the six months ended June 30, 2013 (unaudited)
and the years ended December 31, 2012 and 2011

	Six Months ended June 30, 2013	Years ended
		December 31, 2012	December 31, 2011
	(unaudited)
Gross income:
Rental income	$1,181,682	$1,989,221	$1,662,120
Tenant expense recoveries	628,281	997,103	696,504
Other income	500	1,375	2,496
Total gross income	1,810,463	2,987,699	2,361,120

Direct operating expenses:
Operating expenses	275,755	415,757	483,886
Bad debt expense	29,996	38,782	39,026
Real estate taxes	358,932	727,124	553,147
Insurance	31,755	64,429	63,908
Other expenses	29,654	56,092	54,195
Total direct operating expenses	726,092	1,302,184	1,194,162
Excess of gross income over direct operating expenses	$1,084,371	$1,685,515	$1,166,958

See accompanying notes to Historical Summary of Gross Income and Direct Operating Expenses.

WOODLAKE SQUARE

Notes to Historical Summary of Gross Income
and Direct Operating Expenses

For the six months ended June 30, 2013 (unaudited) and the years ended
December 31, 2012 and 2011

(1)	Business

Woodlake Square (the Property) is a retail shopping center, containing approximately 161,000 square feet of gross leasable area located at the Northeast corner of the intersection of Westheimer Road and Gessner Road in Houston, Texas. The Property was originally built in 1973 and was 88.2% occupied at December 31, 2012 with major tenants including Randalls, Walgreens, and Jos A Bank. On July 15, 2013, a wholly-owned subsidiary of AmREIT, Inc. entered into a purchase agreement with VIF II/AmREIT Woodlake, LP. to acquire the Property for $41,625,000. Prior to closing the acquisition, AmREIT, Inc. had a 1% ownership interest in VIF II/AmREIT Woodlake, LP. The transaction closed on September 18, 2013.

(2)	Basis of Presentation and Combination

The historical summary of gross income and direct operating expenses (Historical Summary) has been prepared for the purpose of complying with Rule 8-06 of the Securities and Exchange Commission Regulation S-X and is not intended to be a complete presentation of the Property’s income and expenses. The Historical Summary has been prepared in conformity with U.S. generally accepted accounting principles.

In the opinion of management, all adjustments necessary for a fair presentation are of a recurring nature and have been made to the accompanying unaudited amounts for the six months ended June 30, 2013.

(3)	Use of Estimates

The preparation of the Historical Summary requires management to make estimates and assumptions that affect the reported gross income and direct operating expenses of the property during the period. Actual results could differ from those estimates.

(4)	Gross Income

The Property leases retail space under various lease agreements with its tenants. All leases are accounted for as non-cancelable operating leases. The majority of the leases include provisions under which the Property is reimbursed for common area maintenance, real estate taxes, and insurance costs. Income related to these reimbursed costs is recognized in the period the applicable costs are incurred. Certain leases contain renewal options at various periods at various rental rates.

Although certain leases may provide for tenant occupancy during periods for which no rent is due and/or increases exist in minimum lease payments over the term of the lease, rental income is recognized for the full period of occupancy on the straight-line basis.

WOODLAKE SQUARE

Notes to Historical Summary of Gross Income
and Direct Operating Expenses

For the six months ended June 30, 2013 (unaudited) and the years ended
December 31, 2012 and 2011

The average remaining lease term for the shopping center weighted based on gross leaseable area is 17.6 years at December 31, 2012. Minimum rents to be received from tenants under operating leases as of December 31, 2012, exclusive of common area maintenance reimbursements, which were $628,281 (unaudited), $997,103 and $696,504 for the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011, respectively, are as follows:

2013	2,330,933
2014	2,451,130
2015	2,292,353
2016	2,050,932
2017	1,825,493
Thereafter	26,135,382
Total	$37,086,223

Adjustments to record rental income on the straight-line basis increased gross income by $46,247 (unaudited), $29,619 and $91,132 for the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011, respectively.

Randalls and Walgreens individually comprise approximately 20% and 17%, respectively, of the Property’s rental income for the year ended December 31, 2012. There are no other individually significant tenants that individually comprise 10% or more of rental income.

(5)	Direct Operating Expenses

Direct operating expenses include only those costs expected to be comparable to the proposed future operations of the Property. Repairs and maintenance expenses are charged to operations as incurred. Costs such as depreciation, amortization, and interest expense are excluded from the accompanying Historical Summary.

(6)	Related-Party Transactions

During the six months ended June 30, 2013 and the years ended December 31, 2012 and 2011, management fees of $62,550 (unaudited), $95,160 (unaudited) and $64,160 (unaudited), respectively, were incurred. These management fees are not included in direct operating expenses in the accompanying Historical Summary as AmREIT, Inc. will not charge such fees to the Property. Therefore, the fees are not comparable to the proposed future operations of the Property.

(7)	Property Financing

The acquisition by AmREIT, Inc. was funded with cash on hand of approximately $15.5 million, application of escrow deposits of approximately $2.6 million, a 10-year mortgage loan with PNC Bank, National Association for $23.0 million and assumption of approximately $500,000 in liabilities and prorations (primarily accrued property taxes). The mortgage loan bears a fixed interest rate of 4.30%. The historical interest expense was not expected to be comparable to the proposed future operations of the Property and, therefore, has been excluded from the Historical Summary.

WOODLAKE SQUARE

Notes to Historical Summary of Gross Income
and Direct Operating Expenses

For the six months ended June 30, 2013 (unaudited) and the years ended
December 31, 2012 and 2011

(8)	Subsequent Events

There have not been any material subsequent events as of September 24, 2013, the date through which management evaluated subsequent events and the date on which the Historical Summary was issued, that impacted the Historical Summary.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

          The following pro forma financial statements have been prepared to provide pro forma information with regard to the acquisition of the Woodlake Square shopping center (“the Property”), which AmREIT, Inc. (“AmREIT”), through its wholly owned subsidiary AmREIT Realty Investment Corporation, acquired on September 18, 2013 from VIF II/AmREIT Woodlake, LP.

          The following unaudited pro forma consolidated balance sheet as of June 30, 2013 and unaudited pro forma consolidated statements of operations for the six month period ended June 30, 2013 and for the year ended December 31, 2012 have been prepared from the historical financial statements of AmREIT, Inc. and Subsidiaries. The pro forma adjustment columns presented give effect to the following as if they had occurred on June 30, 2013 for the pro forma consolidated balance sheet and as if they had occurred on January 1, 2012 for both pro forma consolidated statements of operations:

•	Acquisition of land at Preston Royal Village Shopping Center for $15.0 million on July 17, 2013 funded with borrowings under our $75 Million Facility,
•	Sale of Sunbelt Rentals for approximately $2.0 million in August 2013,
•	Sale of 3,450,000 shares of AmREIT common stock pursuant to AmREIT’s 2013 Shelf Registration Statement for net proceeds of approximately $60.0 million, which were used to repay $45.8 million in borrowings under our $75 Million Facility, and
•	The acquisition of the Property.

          The unaudited pro forma consolidated statements of operations have been prepared by AmREIT’s management based upon the historical financial statements of AmREIT, Inc. and Subsidiaries and of the acquired Property. These pro forma statements may not be indicative of the results that actually would have occurred had the acquisition been in effect on the date indicated or which may be obtained in the future.

          In management’s opinion, all adjustments necessary to reflect the effects of the Property acquisition have been made. The unaudited pro forma financial statements are for informational purposes only and should be read in conjunction with the historical financial statements of AmREIT, Inc. and Subsidiaries, including the related notes thereto, which were filed with the Securities and Exchange Commission as part of AmREIT’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 and AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2012.

AmREIT, Inc. and Subsidiaries
Pro Forma Balance Sheet
As of June 30, 2013
(unaudited)
(in thousands)

	AmREIT (1)	Other Acq / Disp (2)	Follow-on Offering (3)	Woodlake Square (4)	Pro Forma Consolidated
ASSETS
Real estate investments at cost:
Land	$144,627	$14,0000	$—	$24,362	$182,989
Buildings	208,973	(1,000)	—	16,401	224,374
Tenant improvements	14,025	—	—	797	14,822
	367,625	13,000	—	41,560	422,185
Less accumulated depreciation and amortization	(34,202)	—	—	—	(34,202)
	333,423	13,000	—	41,560	387,983
Acquired lease intangibles, net	14,494	—	—	4,144	18,638
Investments in Advised Funds	16,867	—	—	—	16,867
Net real estate investments	364,784	13,000	—	45,704	423,488

Cash and cash equivalents	1,400	2,000	14,200	(17,564)	36
Tenant and accounts receivable, net	5,047	—	—	—	5,047
Accounts receivable - related party, net	1,076	—	—	—	1,076
Notes receivable, net	4,226	—	—	—	4,226
Notes receivable - related party, net	7,294	—	—	—	7,294
Deferred and other assets, net	5,699	—	—	(272)	5,427
TOTAL ASSETS	$389,526	$15,000	$14,200	$27,868	$446,594

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Notes payable	$208,486	$15,000	$(45,800)	$23,000	$200,686
Accounts payable and other liabilities	7,697	—	—	689	8,386
Acquired below-market lease intangibles, net	4,115	—	—	4,179	8,291
TOTAL LIABILITIES	220,298	15,000	(45,800)	27,868	217,366
Stockholders’ equity:
Common Stock	162	—	35	—	197
Capital in excess of par value	246,009	—	59,965	—	305,974
Accumulated distributions in excess of earnings	(76,943)	—	—	—	(76,943)
TOTAL STOCKHOLDERS’ EQUITY	169,228	—	60,000	—	229,228

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$389,526	$15,000	$14,200	$27,868	$446,594

AMREIT, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
(Unaudited)

(1)

Amounts reflect the historical consolidated balance sheet of AmREIT, Inc. and Subsidiaries as of June 30, 2013. Please refer to the AmREIT, Inc. and Subsidiaries historical consolidated financial statements and notes thereto included in AmREIT’s Quarterly Report on Form 10-Q for the six months ended June 30, 2013 filed with the Securities and Exchange Commission on August 8, 2013.

(2)

Reflects the acquisition of land at Preston Royal Village Shopping Center for $15.0 million on July 17, 2013 with borrowings under our $75 Million Facility and the sale of Sunbelt Rentals, a non-core, single tenant property, for approximately $2.0 million in August 2013.

(3)

Reflects AmREIT’s sale of 3,450,000 shares of its common stock on July 19, 2013 pursuant to its 2013 Shelf Registration Statement at an offering price to the public of $18.25 per share. AmREIT received net proceeds of approximately $60.0 million, which were used to repay $45.8 million in borrowings under its $75 Million Facility and to fund the acquisition of the Property.

(4)	Amounts reflect the purchase of the Property. The purchase accounting for this acquisition is preliminary and therefore subject to change.

AmREIT, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

For the Six Months Ended June 30, 2013

(unaudited)

(in thousands)

	AmREIT (5)	Other Acq / Disp (6)	Follow-on Offering (7)	Pro Forma before Acquisition (8)	Woodlake Square (9)	Pro Forma Adjustments (10)	Pro Forma Consolidated
Revenues:
Rental income from operating leases	$20,986	$(87)	$—	$20,899	$1,810	$(52)	$22,657
Advisory services income - related party	1,715	—	—	1,715	—	—	1,715
Total revenues	22,701	(87)	—	22,614	1,810	(52)	24,372

Expenses:
General and administrative	4,031	(1)	—	4,030	4	—	4,034
Property expense	5,854	(191)	—	5,663	696	—	6,359
Legal and professional	513	—	—	513	14	—	527
Real estate commissions	104	—	—	104	—	—	104
Acquisition costs	126	—	—	126	—	—	126
Depreciation and amortization	6,037	(12)	—	6,025	—	571	6,596
Total expenses	16,665	(204)	—	16,461	714	571	17,746

Operating income	6,036	117	—	6,153	1,096	(623)	6,626

Other income (expense):
Gain on sale of real estate acquired for investment	7,696	—	—	7,696	—	—	7,696
Interest and other income	267	—	—	267	1	—	268
Interest and other income - related party	109	—	—	109	—	—	109
Income from Advised Funds	44	—	—	44	—	—	44
State income taxes	(15)	—	—	(15)	(12)	—	(27)
Interest expense	(4,760)	—	45	(4,715)	—	(495)	(5,210)

Net income	$9,377	$117	$45	$9,539	$1,085	$(1,118)	$9,506

AmREIT, Inc. and Subsidiaries

Pro Forma Consolidated Statement of Operations

For theTwelve Months Ended December 31, 2012

(unaudited)

(in thousands)

	AmREIT (11)	Other Acq / Disp (12)	Pro Forma before Acquisition (13)	Woodlake Square (14)	Pro Forma Adjustments (10)	Pro Forma Consolidated
Revenues:
Rental income from operating leases	$37,438	$(187)	$37,251	$2,988	$(104)	$40,135
Advisory services income - related party	3,870	—	3,870	—	—	3,870
Total revenues	41,308	(187)	41,121	2,988	(104)	44,005

Expenses:
General and administrative	6,733	(1)	6,732	8	—	6,740
Property expense	9,891	(40)	9,851	1,246	—	11,097
Legal and professional	919	(1)	918	28	—	946
Real estate commissions	387	—	387	—	—	387
Acquisition costs	687	—	687	—	—	687
Depreciation and amortization	8,884	(23)	8,861	—	1,142	10,003
Recovery of notes receivable	(443)	—	(443)	—	—	(443)
Total expenses	27,058	(65)	26,993	1,282	1,142	29,417

Operating income	14,250	(122)	14,128	1,706	(1,246)	14,588

Other income (expense):
Interest and other income	485	—	485	1	—	486
Interest and other income - related party	462	—	462	—	—	462
Loss from Advised Funds	(238)	—	(238)	—	—	(238)
State income taxes	(248)	—	(248)	(21)	—	(269)
Interest expense	(10,251)	—	(10,251)	—	(989)	(11,240)

Net income	$4,460	$(122)	$4,338	$1,686	$(2,235)	$3,789

AMREIT, INC. AND SUBSIDIARIES
NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATION
(Unaudited)

(5)	Amounts reflect the historical consolidated statement of operations of AmREIT, Inc. and Subsidiaries for the six months ended June 30, 2013. Please refer to the AmREIT, Inc. and Subsidiaries historical consolidated financial statements and notes thereto included in AmREIT’s Quarterly Report on Form 10-Q for the six months ended June 30, 2013 filed with the Securities and Exchange Commission on August 8, 2013.

(6)	Reflects the removal of ground lease expense of $180,000. AmREIT, Inc. no longer pays the ground lease with the acquisition of land at Preston Royal Village Shopping Center on July 17, 2013. This column also includes the removal of the operations of Sunbelt Rentals, a non-core, single tenant property, sold in August 2013. AmREIT recorded a gain on sale of approximately $800,000 for Sunbelt Rentals in August 2013, which is not reflected in the pro forma adjustments.

(7)	Reflects the removal of interest expense related to the repayment of debt under AmREIT’s $75.0 million line of credit facility from the net proceeds received from the sale of 3,450,000 shares of our common stock on July 19, 201. Of the debt repaid, approximately $30.8 million was outstanding as June 30, 2013. $27.7 million of this balance was borrowed on June 25, 2013 with the acquisition of the Fountain Oaks property and was only outstanding for 6 days.

(8)	Amounts reflect the pro forma statement of operations of AmREIT, Inc. and Subsidiaries for the six months ended June 30, 2013 giving effect to the acquisition of the land at Preston Royal Village Shopping Center, the sale of Sunbelt Rentals, a non-core, single tenant property, and the interest savings from debt repaid from the net proceeds received from the sale of AmREIT’s common stock on July 19, 2013.

(9)	Amounts reflect the historical gross income and direct operating expenses of the Property for the period January 1, 2013 through June 30, 2013.

(10)	Reflects the impact of above / below market rent and lease amortization and building depreciation based upon the purchase price allocation prepared in accordance with U.S. generally accepted accounting principles as well as the estimated increase in interest expense related to the borrowings directly associated with the acquisition of the Property, assuming that the acquisition of the Property took place on January 1, 2012. Such amounts are derived from the preliminary allocation of purchase price for the Property which is subject to change.

(11)	Amounts reflect the historical consolidated statement of operations of AmREIT, Inc. and Subsidiaries for the year ended December 31, 2012. Please refer to the AmREIT, Inc. and Subsidiaries historical consolidated financial statements and notes thereto included in AmREIT’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on February 22, 2013.

(12)	Reflects the removal of ground lease expense of $19,000 for the period from December 12, 2013 through December 31, 2012 (since our initial purchase of the Preston Royal Village Shopping Center). AmREIT, Inc. no longer pays the ground lease with the acquisition of land at Preston Royal Village Shopping Center on July 17, 2013. This column also includes the removal of the operations of Sunbelt Rentals, a non-core, single tenant property, sold in August 2013. AmREIT recorded a gain on sale of approximately $800,000 for Sunbelt Rentals in August 2013, which is not reflected in the pro forma adjustments.

(13)	Amounts reflect the pro forma statement of operations of AmREIT, Inc. and Subsidiaries for the year ended December 31, 2012 giving effect to the acquisition of the land at Preston Royal Village Shopping Center and the sale of Sunbelt Rentals. The potential savings in interest expense related to the repayment of debt described in note (7) above is believed to be immaterial to 2012.

(14)	Amounts reflect the historical gross income and direct operating expenses of the Property for the period January 1, 2012 through December 31, 2012.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: September 24, 2013	By:	/s/ Chad C. Braun
Chad C. Braun
Executive Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement dated as of September 18, 2013 by and between AmREIT Woodlake Square, LP and PNC Bank, National Association

23.1	Consent of KPMG, LLP

99.1	Press Release dated September 24, 2013 of the Company